UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 15, 2011

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

     (a) The annual meeting of shareholders of Premiere Global Services, Inc. was held on June 15, 2011.

     (b) At the annual meeting, our shareholders: (1) elected all of our nominees for director; (2) ratified the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year 2011; (3) did not approve the advisory vote on executive compensation; and (4) approved holding future advisory votes on executive compensation every year.

     A total of 50,633,860 shares, or 96.94%, of the common stock issued and outstanding as of the record date of April 7, 2011, was represented at our 2011 annual meeting by proxy or in person.

     The votes cast on each proposal were as follows:

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Boland T. Jones	36,159,304	11,241,871	3,232,685
Jeffrey T. Arnold	20,936,945	26,464,230	3,232,685
Wilkie S. Colyer	34,817,426	12,583,749	3,232,685
John R. Harris	32,130,956	15,270,219	3,232,685
W. Steven Jones	36,643,075	10,758,100	3,232,685
Raymond H. Pirtle, Jr.	36,536,110	10,865,065	3,232,685
J. Walker Smith, Jr.	36,558,920	10,842,255	3,232,685

2. Ratification of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
50,273,784	356,334	3,742	0

3. Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
22,428,879	24,337,924	634,372	3,232,685

4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:

One Year	Two Years	Three Years	Abstain
30,128,122	46,921	16,571,143	654,989

No other matters were considered or voted upon at our 2011 annual meeting.

(d) A majority of the votes cast by shareholders voted, on an advisory basis, to hold future advisory votes to approve executive compensation every year. Accordingly, in light of this recommendation by our shareholders, our board of directors determined that our company will hold an advisory vote on its executive compensation every year until the next required vote on the frequency of shareholder votes on executive compensation.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: June 17, 2011	By:	/s/ Scott Askins Leonard

Scott Askins Leonard
Senior Vice President – Legal,
General Counsel and Secretary